UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2007
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 1, 2007, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc., for themselves and Representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of its 5.700% Notes due 2017 (the “Notes”), which issuance and sale closed on May 4, 2007. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.
     The offering of the Notes is described in the Company’s Prospectus Supplement dated May 1, 2007 to the Company’s Prospectus dated June 21, 2006. The Notes were issued pursuant to the Company’s existing shelf registration statement.
     The Notes bear interest at 5.700% from May 4, 2007, with interest payable each May 15 and November 15 beginning November 15, 2007. The entire principal amount of the Notes is due on May 15, 2017. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium.
     The Notes were priced at a discount such that the Notes were offered to the public at 99.65% of their face amount. The Notes were issued under an Indenture between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of May 4, 2007 between the Company and the Trustee. A copy of the First Supplemental Indenture is filed as Exhibit 4.2 hereto and incorporated by reference herein.
     The Company intends to use the net proceeds of approximately $296.9 million from the sale of the Notes, after deducting the underwriting discount and other expenses, to repay an equal amount of the outstanding balance on its unsecured line of credit. Affiliates of some of the Underwriters are lenders under the line of credit and, upon application of the net proceeds from the offering of the Notes, each will receive its proportionate share of the amount of the line of credit to be repaid. In addition, in the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in other commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and will in the future receive, customary fees.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

1.1	Underwriting Agreement among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., for themselves and as Representatives of the several Underwriters named therein dated May 1, 2007.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee.

4.3	Form of Camden Property Trust 5.700% Notes due 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2007

CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President–Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title

1.1*	Underwriting Agreement among the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., for themselves and as Representatives of the several Underwriters named therein dated May 1, 2007.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2*	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee.

4.3*	Form of Camden Property Trust 5.700% Notes due 2017.

*	Filed herewith.